EPOCH ANNOUNCES AUM OF $12.8 BILLION AND OTHER FIRM UPDATES

NEW YORK — (BUSINESS WIRE) — October 5, 2010

Epoch Investment Partners, Inc. ("Epoch" or the "Company"), a leading investment manager and investment adviser and the sole operating subsidiary of Epoch Holding Corporation (Nasdaq: EPHC), today announced that its assets under management ("AUM") were approximately $12.8 billion as of September 30, 2010, an increase of 13% from $11.3 billion as of June 30, 2010.

“My colleagues and I are proud of Epoch’s emergence over the last six years as an investment firm with whom institutions want to partner to manage their assets,” said William W. Priest, the Company’s Chief Executive Officer. “Our focus on investing in companies with strong free-cash-flow generation, that use it appropriately to benefit shareholders, has produced attractive relative and risk-adjusted returns.” Mr. Priest added, “The transparency and integrity of our investment philosophy continues to resonate with investors looking to meet their long-term needs.”

OTHER FIRM UPDATES

Epoch has added resources to its investment management and client relations teams. These actions are part of Epoch’s ongoing commitment to ensure its organization is structured to deliver continued superior long-term investment results and client service.

The non-U.S. portfolio management team has been expanded to enhance support for Epoch’s global investment strategies. Eric Citerne, a senior analyst with Epoch’s global team, will join Emily Baker as Co-Portfolio Manager of the International Small Cap strategy.  In addition, experienced international analysts Josepha Kaufman and Michael Jin have joined Epoch’s non-U.S. team. Most recently, Kaufman was a senior analyst at MFP Investors and Jin was a senior analyst at Alliance Bernstein.

The Client Relations team has added John Reynolds and Clive Gershon. Reynolds oversees consultant relations and Gershon leads marketing and partnerships with sub-advisory relationships. Their appointments strengthen Epoch’s ability to connect with institutional clients and investment consultants.  Reynolds, with 26 years’ experience, previously held roles with TD Asset Management, BNY Mellon Asset Management and Brown Brothers Harriman.  Gershon brings 27 years’ marketing and client service experience. He previously held roles with Capital Guardian and J.P.Morgan Asset Management.

Separately, Phil Clark has announced his plans to transition from Executive Vice President and Head of Client Relations to a Senior Advisor at the firm effective at the end of 2010. “Phil Clark has been instrumental in Epoch’s development and success. We look forward to his continued contribution in this new capacity,” Mr. Priest commented.

"Our organization will steadily evolve as part of our commitment to ensuring our clients receive quality investment performance and service. These organizational enhancements meet this objective as they strengthen our investment decision making and further our client relationships,” said Mr. Priest. "We are stronger and better positioned than we have ever been.”

About Epoch Holding Corporation

Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Investment management and investment advisory services are the Company's sole line of business. Headquartered in New York, the Company's investment strategies include U.S. Equity (All Cap, Large Cap and Small Cap Value), Global Equity (Shareholder Yield, Choice, Absolute Return and Small Cap) and International Small Cap.

For more information about Epoch contact Clive Gershon at Epoch Investment Partners, Inc. 212-991-5404, cgershon@eipny.com or visit Epoch's website at www.eipny.com.

Safe Harbor Statement

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see "Risk Factors" and "Forward-Looking Statements" in our Form 10-K for the year ended June 30, 2010. Other factors besides those listed in "Risk Factors" and "Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.